UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 1, 2021
J2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices)

(323) 860-9200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 1, 2021, J2 Global, Inc. (the “Company”) will participate in the JMP Technology Conference. A Webcast of the Conference will be available at https://wsw.com/webcast/jmp48/register.aspx?conf=jmp48&page=jcom&url=https://wsw.com/webcast/jmp48/jcom/1674411.

On March 3, 2021, the Company will participate in the JP Morgan Global HY Leveraged Finance Conference. A Webcast of the Conference will be available at https://jpmorgan.metameetings.net/events/highyield21/sessions/36773-j2-global/webcast?gpu_only=true&kiosk=true.

On March 9, 2021, the Company will participate in the Truist Securities Technology, Internet & Services Conference. No Webcast is available.

On March 11, 2021, the Company will participate in the SIG Susquehanna Virtual Tech Conference. No Webcast will be available.

As part of the Company’s participation in the conferences, the Company is reaffirming its previously issued financial estimates for fiscal 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date:	March 1, 2021	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel